United States
                       SECURITIES AND EXCHANGE COMMISSION

                                 SCHEDULE 14C-A
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934


Check  the  appropriate  box:

[X]     Preliminary  information  statement:  Amended
[_] Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))
[_]     Definitive  information  statement


Company  Name:  GOALTIMER  INTERNATIONAL,  INC.

Payment  of  filing  fee  (check  the  appropriate  box):

[X]  No  fee  required

[_]  Fee  computed  on  table  below  per  Exchange  Act Rules 14c-5(g) and 0-11

(1)  Title  of  each  class  of  securities  to which transaction applies: NONE.

(2)  Aggregate  number  of  securities  to  which  transaction  applies:  NONE

(3)  Per  unit  price/underlying  value  pursuant to Exchange Act Rule 0-11: N/A

(4)  Proposed  maximum  aggregate  value  of  transaction:  N/A

(5)  Total  fee  paid:  N/A

[_]     Fee  paid  previously  with  preliminary  materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)     Amount  previously  paid:
(2)     Form,  schedule  or  registration  statement  no.:
(3)     Filing  party:
(4)     Date  filed:

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                          GOALTIMER INTERNATIONAL, INC.
                24843 Del Prado, Suite 326, Dana Point, CA 92629

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                 ________ , 2002

Dear  Shareholder:

     We cordially invite you to attend GoalTimer International Inc.'s Special Meeting of Shareholders at 10:00 A.M. on November 29, 2002, at the Law Offices of Luke C. Zouvas, 34190 Sepulveda Avenue, Capistrano Beach, California, 92624. The President'sNotice of Meeting and the accompanying Information Statement describe the business of the Special Meeting of Shareholders.

     The enclosed information statement is being furnished to shareholders of record on ____________ of GoalTimer International, Inc. ("GTMR"), a Colorado corporation, in connection with the following proposals.

        YOU ARE NOT REQUIRED TO SEND US A PROXY AND NO PROXY IS REQUESTED

     The holders of more than two-thirds of the shares entitled to vote have indicated that they intend to vote in favor of these proposals

Proposal 1: To Authorize a change of the corporate name, to a substantially similar name to the name of Pacific Vegas Global Strategies, Inc., in the discretion of management.

Proposal 2: To Amend the Articles of Incorporation to increase the authorized capital from 100,000,000 shares of common stock, to 500,000,000 shares of common stock with no par value.

Proposal 3: To Amend the Articles of Incorporation to eliminate the requirement of 67 percent (of all shares entitled to vote) for approval for certain shareholder actions, an in place to require only a simple majority (of all shares entitled to vote).

Proposal 4: To Authorize a reverse split of the common stock, by which each 11 shares shall become one share; provided that no shareholder shall be reversed below 100 shares, and no shareholder owning less than 100 shares shall be reversed. Fractional shares will be rounded up to the next whole share.

                                   Sincerely,
                            /s/Raymond Chou Chien-Hua
                             Raymond Chou Chien-Hua
                                    President

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

                                  UNITED  STATES
                       SECURITIES AND EXCHANGE COMMISSION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                        AND RULE 14C PROMULGATED THERETO

                          GOALTIMER INTERNATIONAL, INC.


                               GENERAL INFORMATION


     This Information Statement is being furnished to Shareholders of GoalTimer International, Inc. (GTMR) in connection with the Special Meeting of Shareholders (the"Meeting") to be held on December______, 2002 and at any adjournments thereof (the "Meeting"). The Meeting will be held at the Law
Offices of Luke C. Zouvas, 34190 Sepulveda Avenue, Capistrano Beach, California, 92624, at 10:00 A.M.

     This Information Statement was first mailed or given to Shareholders on or about November __, 2002.

     We are a Colorado corporation. We are a full-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB). Information about us can be found in our December 31, 2001 Annual Report filed on Form 10-KSB. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov , or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

                        WE ARE NOT ASKING YOU FOR A PROXY
                    YOU ARE NOT REQUESTED TO SEND US A PROXY

     We are not soliciting proxies because a the holders of more than 67 percent of the shares entitled to vote have indicated that they intend to vote in favor of these proposals. In light of the size of the holdings of these shareholders, the current Board and management of GoalTimer deems the likelihood of a favorable vote on the proposals sufficient. Even if proxies were solicited, the failure of the Proposals is deemed sufficiently remote that management is not soliciting proxies.

                         COSTS OF INFORMATION STATEMENT

     We will pay the cost of preparing and sending out this information statement. It will be sent to most shareholders via regular mail. A few will receive it by personal delivery of facsimile.

                                     VOTING


SHAREHOLDERS  ENTITLED  TO  VOTE

     Holders of record of common stock, at the close of business on the date of mailing this information statement will be entitled to vote at the Special

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Meeting.  As  of this date, November 18, 2002, approximately 3,445,358 shares of common stock were issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held by such shareholder. We have only the single class of stock, namely our common stock.

QUORUM  AND  VOTE  NECESSARY  FOR  APPORVALS.

     A simple majority of all shared entitled to vote constitutes a quorum to do business generally. A majority of shares present and voting is sufficient to approve the proposal for a reverse split; however, the other proposals, which require amendment of the Articles of Incorporation requires an affirmative vote of 67 percent of all shares entitled to vote. The holders of more than 67 percent of the shares entitled to vote have indicated that they intend to be present and to vote in favor of these proposals.

INTEREST  OF  PERSONS  IN  MATTERS  TO  BE  ACTED  UPON

     Raymond Chou Chien-Hua, our Sole Officer and Director, and LavaRock Holdings, Inc., a principal shareholder have a substantial interest in the favorable action on these proposals.

              PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION AND
                       CHANGES IN CORPORATE CAPITALIZATION

Proposal 1: To Authorize a change of the corporate name, to a substantially similar name to the name of Pacific Vegas Global Strategies, Inc., in the discretion of management.

Proposal 2: To Amend the Articles of Incorporation to increase the authorized capital from 100,000,000 shares of common stock, to 500,000,000 shares of common stock with no par value.

Proposal 3: To Amend the Articles of Incorporation to eliminate the requirement of 67 percent (of all shares entitled to vote) for approval for certain shareholder actions, an in place to require only a simple majority (of all shares entitled to vote).

                                   Proposal 1:

     We are asking shareholders to authorize a change in the name of this corporation. This requires an amendment to our Articles of Incorporation.

                                   Proposal 2:

     We are presently authorized to issue 100,000,000 shares of common stock. We are asking shareholders to authorize an increase in our authorization to 500,000,000 shares. This requires an amendment to our Articles of Incorporation.

                                   Proposal 3:

     Our Articles of Incorporation now requires 67 percent shareholder approval for certain corporate actions, generally involving amendment of our Articles of Incorporation. We are asking an appropriate majority of shareholders to authorize an amendment of our Articles to eliminate that super majority, and to replace it with a simple majority of all shares entitled to vote, rather than 67 percent of all such shares.

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

     We believe that these changes to our Articles of Incorporation are in the best interest of our corporation, because the current structure of our Articles is more appropriate to a closely held corporation than a public corporation, with no equity, seeking to achieve profitable business opportunities, by acquisition or otherwise.

     Shareholders should be advised that the Board of Directors make decisions about acquisitions and asset acquisition for new shares of common stock, upon which shareholders may or may not have the right to vote, or the same rights to vote as previously before these proposed changes, in the event of a "forced merger", under the Colorado Business Corporations Act, or a share exchange with shareholders of another corporation which results in the issuance of 20% or more of the shares outstanding prior to such merger or share exchange, if the Directors and Principals shareholders have no interest in the transaction before the transaction, and the transaction is voluntary and approved by the Board of Directors. Other transactions, not meeting those requirements will involve normal requirements for shareholder approval, but, if adopted, the approval of a majority of all shares will be sufficient, rather than the requirement of 67 percent of all shares.


          PROPOSED REVERSE SPLIT OF COMMON STOCK ISSUED AND OUTSTANDING

Proposal 4: To Authorize a reverse split of the common stock, by which each 11 shares shall become one share; provided that no shareholder shall be reversed below 100 shares, and no shareholder owning less than 100 shares shall be reversed. Fractional shares will be rounded up to the next whole share.

                                   Proposal 4:

     We are asking shareholders to approval a pro-rata reverse split of our common stock, by which each eleven shares would become one share. The proposal contains a savings provision for small shareholders. We do not wish to eliminate any shareholder owning less than 100 shares, if any there be; nor to cause any shareholder owning more than 100 shares to be reduced to less than 100 shares. We feel this minor adjustment in favor of small shareholders is decent, fair and just. We also wish to eliminate the need for fractional shares, so that fractional shares resulting will be rounded up to constitute a whole share. The effective date of the reverse split will be 10 days following the date of the meeting, in conformity with the requirements of the National Association of Securities Dealers.

     We believe that reverse split will be advantageous to us and to all shareholders, because it may provide the opportunity for higher share prices based upon fewer shares. It is also a factor that most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts. Certain polices and practices of the securities industry may tent to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those polices and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage of the price than the brokerage commission on higher priced stocks.

     As a general rule, potential investors who might consider making investments in our company will refuse to do so when the company has a large number of shares issued and outstanding with no equity. In other words, the

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

"dilution" which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstanding shares may, without any assurance, make our capitalization structure more attractive.

     While our acceptability for ultimate listing on one of the NASDAQ markets is presently remote, we believe that it is in the interests of our company to adjust our capital structure in the direction of conformity with the NASDAQ structural requirements. At the current date, even with the proposed changes we would not meet NASDAQ criteria. NASDAQ requirements change constantly. There is no assurance that the proposed changes with meet NASDAQ requirements when, and if, we are otherwise qualified. There is no assurance that we will qualify for NASDAQ.

     There is no assurance that any effect of the price of our stock will result, or that the market price for our common stock, immediately or shortly after the proposed changes, if approved, will rise, or that any rise which may occur will be sustained. Market conditions obey their own changes in investor attitudes and external conditions. We are proposing the steps we deem best calculation to meet the market attractively. We cannot control the markets reaction.

     Dissenting shareholders have no appraisal rights under Colorado law or pursuant to our constituent documents of incorporation or bylaws, in connection with the proposed reverse split.

SPECIAL  MEETING  OF  SHAREHOLDERS

     At the date of this information statement, no other matter will presented for action at the special meeting. Only those matters proposed as discussed will be voted on at the meeting. Shareholders may propose matters to be presented at shareholder meetings and also nominate directors. Shareholder proposals must conform to the standards set out by the Securities Exchange Commission and must be received at our principal offices on or before, March 31, 2003, in order to be included in the proxy materials, if any, or presentation at our next annual meeting of shareholders, anticipated in early July, 2003

REPORT  AVAILABLE

     Shareholders may obtain a copy of our most current annual report and later filings without charge, by writing us at 24843 Del Prado, Suite 326, Dana Point, CA 92629

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT:

The sole class of equity securities of the Company issued and outstanding is the common stock. The table on the following page sets forth, as of November 15, 2002, certain information with respect to the common stock beneficially owned by
(i) each Director, nominee and executive officer of the Company; (i) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors, nominees and executive officers as a group.

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OFFICERS,  DIRECTORS  AND  BENEFICIAL  OWNERS,  AS  OF  NOVEMBER  15,  2002

--------------------------------------------------------------------------------
Name and Address of                Amount and nature        Percentage of Class
Beneficial Owner                   of Beneficial
                                   Owner (1)
--------------------------------------------------------------------------------
LavaRock  Holdings,  Inc.
Penthouse  Suite
10 Elvira Mendez Street                 1,850,000                 54%
Panama, R.O.P.
--------------------------------------------------------------------------------
Sandra  Watson,
231  W.  Jamison  Circle  #5
Littleton,  CO  80120                     356,252                9.6%
--------------------------------------------------------------------------------

Notes  to  the  table:

(1) Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.



COMPLIANCE  WITH  SECTION  16  OF  THE  SECURITIES  EXCHANGE  ACT

Under Section 16 of the Securities Exchange Act 1934, GoalTimer directors and executive officers and persons holding more than 10% of GoalTimer Common Stock are required to report their initial ownership of Common Stock and subsequent changes to that ownership to the Securities and Exchange Commission by specified due dates. To GoalTimers knowledge all of these filing requirements were satisfied.


OTHER  AND  GENERAL  INFORMATION.

Our Annual Report on Form 10-KSB, for the year ended December 31, 2001, including audited financial statements as of that date, is available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by GTMR can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.pinksheets.com.

You can read and copy any materials that we file with the SEC at the SEC'S Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.


                          GOALTIMER INTERNATIONAL, INC.
                            Dated: November 15, 2002
                     By the order of the Board of Directors

                            /s/RAYMOND CHOU CHIEN-HUA
                             RAYMOND CHOU CHIEN-HUA
                                    President

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